UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

TILE SHOP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 852-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TTSH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Cooperation and Support Agreement

On December 3, 2025, Tile Shop Holdings, Inc. (the “Company”) and Fund 1 Investments, LLC (“Fund 1”), the beneficial owner of approximately twenty-nine percent (29%) of the current outstanding shares of common stock of the Company, par value $0.0001 (the “Common Stock”), entered into a cooperation and support agreement (the “Cooperation Agreement”).

The Cooperation Agreement provides, among other things, that:

•
Board Appointments: Following the closing of the Transaction (as defined in Item 5.03 below), the Company will, subject to the terms and conditions set forth in the Cooperation Agreement, take all actions necessary to increase the size of the board of directors of the Company (the “Board”) and to nominate two nominees proposed by Fund 1 as directors (such nominees, the “Fund 1 Nominees”), one of whom shall be an employee of Fund 1 (the “Fund 1 Director”), each to serve until the next annual meeting of stockholders of the Company or action by written consent in lieu thereof, and until their respective successor is duly elected and qualified or until their earlier death, resignation or removal from office.

The Company further agreed that (A) for so long as Fund 1 continues to beneficially own at least twenty percent (20%) of the then-outstanding shares of Common Stock, to nominate two Fund 1 Nominees as directors, and (B) for so long as Fund 1 continues to beneficially own at least ten percent (10%) of the then-outstanding shares of Common Stock, to nominate one Fund 1 Nominee as a director, each for election to the Board at each annual meeting of stockholders as directors of the Company for terms expiring at the Company’s next annual meeting of stockholders. Subject to the terms of the Cooperation Agreement, the Company agreed to include such Fund 1 Nominees in their proxy statements (or similar materials) for each annual meeting and to support the election of such Fund 1 Nominees. Fund 1 also has replacement rights with respect to the Fund 1 Nominees, subject to certain conditions and procedures.

•
Voting: Fund 1 agreed that until the later of (A) the first date on which no Fund 1 Director serves on the Board or (B) one year following the date of the Cooperation Agreement (the “Standstill Period”), that Fund 1 will not, among other things, nominate any other nominees for election to the Board, submit any separate proposals for consideration at a stockholder meeting or knowingly encourage or participate in a “vote no” or “withhold” campaign with respect to any stockholder meeting during the Standstill Period, and will vote all shares of Common Stock which it beneficially owns and has the right to vote as of the applicable record date in favor of all nominees and all other proposals as recommended by the Board, subject to certain exceptions.

•
Equal Treatment: Except as specifically set forth in the Cooperation Agreement and subject to applicable law and the terms of any class or series of the Company’s capital stock expressly set forth in the Company’s organizational documents, the Company agreed to treat all holders of shares of the same class and series equally, to provide substantially the same information to such holders, and to provide the same terms to holders in connection with any dividend, distribution or similar corporate action, except to the extent differences are expressly provided in the Company’s organizational documents or a written agreement approved by such holder.

•
Right to Participate: To the extent the Company offers any other stockholder, person or entity an opportunity to participate in (i) preemptive, participation, or subscription rights, (ii) tender or exchange offers, or (iii) rights offerings or similar opportunities relating to any class or series of shares or other equity securities of the Company, the Company will extend the same opportunity to Fund 1 on a pro rata and non-discriminatory basis and on substantially the same terms and timelines.

•
Expense Reimbursement: The Company agreed to reimburse Fund 1 up to $75,000 of its reasonable and documented out-of-pocket expenses incurred in connection with its engagement with the Company and negotiation and entry into the Cooperation Agreement.

•	Mutual Non-Disparagement: Subject to customary exceptions, the Company and Fund 1 agreed to observe customary non-disparagement provisions.

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference in its entirety herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the events described in Items 5.03 and 5.07 below, the Company intends, as promptly as practicable following the completion of necessary regulatory processes, to provide advance notice to the Nasdaq Stock Market LLC of its intent to voluntarily withdraw the Common Stock from listing on the Nasdaq Capital Market and to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended.

The Company intends to file a Form 25 Notification of Removal from Listing and/or Registration and a Form 15 with the Securities and Exchange Commission (the “Commission”) and cease reporting as a public company as promptly as practicable following the effective time of the Stock Splits (as defined below).

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of the Company’s stockholders held on December 3, 2025 (the “Special Meeting”), the holders of a majority of the Company’s issued and outstanding shares of Common Stock entitled to vote approved a proposal granting the Board to effect the Reverse Stock Split (as defined below) in its discretion.  Pursuant to such authority granted by the Company’s stockholders, the Board approved a ratio of 1-for-3,000 for the Reverse Stock Split, followed immediately by a forward stock split of the Common Stock at a ratio of 3,000-for-1 (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Splits,” and the Stock Splits and the subsequent delisting and deregistration of the Common Stock as described in the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on November 5, 2025 (the “Proxy Statement”), collectively, the “Transaction”).

The Company intends to file certificates of amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), with the State of Delaware to effect the Reverse Stock Split, followed immediately by the Forward Stock Split as promptly as practicable following the completion of necessary regulatory processes. As a result of the Stock Splits, each stockholder owning fewer than 3,000 shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will receive $6.60, without interest, in cash for each whole share of Common Stock held by such stockholder at the effective time of the Reverse Stock Split, and such stockholder will no longer be a stockholder of the Company.

Stockholders who own 3,000 or more shares of Common Stock immediately prior to the effective time of the Reverse Stock Split will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert whole shares and fractional share interests held by such stockholders back into the same number of shares of Common Stock held by such stockholders immediately before the effective time of the Reverse Stock Split. As a result, the total number of shares of Common Stock held by such stockholders will not change.

The foregoing description of the forms of certificates of amendment to the Certificate of Incorporation is not complete and is subject to and qualified in its entirety by reference to each such forms of certificate of amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The final result for the matter submitted to a vote of stockholders at the Special Meeting is set forth below. A more detailed description of the proposal is set forth in the Proxy Statement.

Proposal No. 1. Approval of an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock.

The stockholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock, at a ratio not less than 1-for-2,000 and not greater than 1-for-4,000 (the “Reverse Stock Split” and such proposal, the “Reverse Stock Split Proposal”), by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
25,835,304	6,924,036	784	0

The proposal to adjourn the Special Meeting, from time to time, if necessary or appropriate, including to solicit proxies in favor of the above proposal if there were insufficient votes at the time of such adjournment to approve such proposal or establish a quorum or to ensure that any supplement or amendment to the Proxy Statement was timely provided to the Company’s stockholders, was rendered moot in light of the approval set forth above.

Item 8.01	Other Events.

On December 3, 2025, the Company issued a press release announcing the Special Meeting results and the ratios for the Reverse Stock Split and Forward Stock Split. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Form of Certificate of Amendment to effect the 1-for-3,000 Reverse Stock Split.

3.2	Form of Certificate of Amendment to effect the 3,000-for-1 Forward Stock Split.

10.1	Cooperation and Support Agreement, dated as of December 3, 2025, by and between Tile Shop Holdings, Inc. and Fund 1 Investments, LLC.

99.1	Press release, dated December 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.

Date: December 3, 2025	By:	/s/ Cabell H. Lolmaugh
	Name:	Cabell H. Lolmaugh
	Title:	Chief Executive Officer